UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

The Blackstone Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2020, Blackstone Holdings Finance Co. L.L.C., as borrower (the “Borrower”), and Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., as guarantors (collectively, the “Guarantors”), entered into an amended and restated $2.25 billion revolving credit facility (the “New Credit Facility”) with Citibank, N.A., as administrative agent, and the lenders party thereto.

The New Credit Facility amends and restates the existing revolving credit facility entered into on March 23, 2010, as amended on each of April 8, 2011 and July 13, 2012, as amended and restated on May 29, 2014, as amended and restated on August 31, 2016 and as further amended and restated as of September 21, 2018 (the “Existing Credit Facility”). Blackstone Holdings Finance Co. L.L.C. and the Guarantors are indirect subsidiaries of The Blackstone Group Inc.

The New Credit Facility, among other things, (1) extends the maturity date of the revolving credit facility from September 21, 2023 to November 24, 2025 and (2) increases the aggregate required minimum amount of fee generating assets under management from $150.0 billion to $175.0 billion.

The New Credit Facility contains customary representations, covenants and events of default applicable to the Borrower, the Guarantors and certain of their subsidiaries, which are (other than as described above) substantially similar to those under the Existing Credit Facility. Financial covenants consist of a maximum net leverage ratio and a requirement to keep a minimum amount of fee generating assets under management, each tested quarterly. The New Credit Facility is unsecured.

The preceding is a summary of the terms of the New Credit Facility and is qualified in its entirety by reference to the Amended and Restated Credit Agreement dated as of March 23, 2010, as amended and restated as of May 29, 2014, as further amended and restated as of August 31, 2016, as further amended and restated as of September 21, 2018, and as further amended and restated as of November 24, 2020, among the Borrower, the Guarantors, Citibank, N.A., as administrative agent and the lenders party thereto, attached as Exhibit 10.1 to this report, which is incorporated herein by reference as though it was fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of March 23, 2010, as amended and restated as of May 29, 2014, as further amended and restated as of August 31, 2016, as further amended and restated as of September 21, 2018, and as further amended and restated as of November 24, 2020, among Blackstone Holdings Finance Co. L.L.C., as borrower, Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., as guarantors, Citibank, N.A., as administrative agent and the lenders party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Blackstone Group Inc.

Date: November 24, 2020	By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer